Filed pursuant to Rule 424(b)(5)

Registration No. 333-206516

Prospectus Supplement

(To prospectus dated January 20, 2016)

China Ceramics Co., Ltd.

$600,000

5% original issue discount convertible promissory note and up to

560,000 ordinary shares issuable upon conversion of the note

We are offering our 5% original issue discount convertible promissory note, due January 3, 2018 (the “Note”), with a principal amount of $631,579 and up to 560,000 ordinary shares issuable upon conversion of the Note, for the purchase price of $600,000 pursuant to certain Securities Purchase Agreement, dated April 3, 2017 (the “Purchase Agreement”), between China Ceramics Co., Ltd. (the “Company”) and an institutional accredited investor. In the event that the conversion of the Note requires the Company to issue more than 560,000 ordinary shares then the Company is required to use its best efforts to obtain shareholder approval to issue more than 19.99% of its issued and outstanding ordinary shares as of the date of the issuance date of the Note.

The Note will bear interest at a rate of 5% per year and will mature on the 9-month anniversary of its issuance (the “Maturity Date”) unless earlier redeemed or converted into our ordinary shares. The amounts due under the Note will be payable in weekly payments in the amount of 1/10th of the total principal of the Note, and together with interest outstanding thereon, commencing on the seventh (7th) month following the original issue date of the Note. The Company may pay weekly amortization payments under the Note in cash or ordinary shares. If the Company elects to make cash payments, such weekly payments must be made in the amounts equal to the then outstanding principal of the Note and accrued interest, multiplied by 115%. If the Company elects to make such weekly payments in ordinary shares, the Company must meet certain equity conditions, as described in this prospectus.

The Note will be our general unsecured obligations and will rank equally in right of payment with all of our future unsecured indebtedness, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Note, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities of our current or future subsidiaries.

At its option, the holder of the Note may convert the Note into ordinary shares of the Company at any time prior to the Maturity Date at the conversion price which is equal to 85% of the volume weighed average price (VWAP) per common share over the five (5) trading day period prior to each conversion of the Note, subject to $1.00 per share floor price and other conversion limitations. Upon conversion of the Note, we will deliver ordinary shares as described in this prospectus supplement. For a more detailed description of the Note, see the section entitled “Description on Securities We Are Offering” beginning of page S-8 of this prospectus supplement.

The Note will not be listed on any national securities exchange or quoted on any quotation system. There is no established public trading market for the Note and we do not expect a market to develop.

This prospectus supplement also relates to the offering of the shares of ordinary shares issuable upon conversion of the Note.

Our ordinary shares are traded on The Nasdaq Stock Market, or NASDAQ, under the symbol “CCCL.” On March 30, 2017, the last reported sale price of our ordinary shares was $2.28 per share.

As of March 30, 2017, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $3.3 million, based on 2,808,046 outstanding ordinary shares, of which 1,448,960 were held by non-affiliates, and a per share price of $2.28 based on the closing price of our ordinary shares on March 30, 2017. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus supplement.

We estimate that the total expenses of this offering payable by us will be approximately $70,000.

We expect to deliver the Note issued at the closing on or about April 4, 2017.

Investing in our Note and ordinary shares involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 3, 2017

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

A registration statement on Form F-3 (File No. 333-206516) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on August 21, 2015, and was declared effective on October 15, 2015. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $20 million of our securities. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Note and ordinary shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: China Ceramics Co., Ltd., c/o Jinjiang Hengda Ceramics Co., Ltd., Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC, Tel: +86 (595) 8576 5053; Fax: +86 (595) 8576 5059.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus

The Offering

Securities offered by us	Our 5% original issue discount convertible promissory note, due January 3, 2018, in the principal amount of $631,579, and up to 560,000 ordinary shares issuable upon conversion of the Note.

Purchase price	$600,000.

Maturity	The Note will mature on the 9-month anniversary following its issuance, or January 3, 2018, unless earlier converted or redeemed.

Interest; repayment	The Note will bear interest at a rate of 5% per annum, payable in weekly installments. At each weekly installment, the Note may be repaid, at our option, in either cash or ordinary shares, subject to the Company’s compliance with certain equity conditions. See “Description of Securities We Are Offering” beginning on page S-8 of this prospectus supplement.

Conversion; conversion price	Holder of the Note may convert its Note into ordinary shares at its option at the conversion price which is equal to 85% of the VWAP per ordinary share over the five (5) trading day period prior to each conversion of the Note, subject to $1.00 per share floor price and other conversion limitations to ensure compliance with the Nasdaq Stock Exchange and other applicable laws, rules and regulations.

No security	The Note represents a general unsecured debt obligation of the Company.

Ranking	The Note will be our general unsecured obligations and will rank equally in right of payment with all of our future unsecured indebtedness, senior in right of payment to any of our future indebtedness that is expressly subordinated to the Note, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities of our current or future subsidiaries.

Prepayment	The Note may be prepaid by the Company upon advance written notice by making a cash payment in an amount equal to the sum of the then outstanding principal amount of the Note and any accrued and unpaid interest multiplied by 105% if the prepayment takes place within 60 days of the closing, or by 115% if the prepayment takes place at any time after the 60-day period.

Events of default	The Note contains standard and customary events of default, including but not limited to: (i) failure to provide ordinary shares upon conversion of the Note; (ii) failure to make payments when due under the Note; and (iii) bankruptcy or insolvency of the Company. If an event of default occurs, the Note will become immediately due and payable, and the interest on the Note shall accrue at an additional interest rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law.

Limitations on Issuance	The holder will not have the right to convert any portion of a Note, and we will not have the option to pay any amount in shares of common stock to such holder, if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or payment, as applicable, as such percentage ownership is determined in accordance with the terms of the Note. Any holder may increase or decrease such percentage to any other percentage upon written notice to us, provided that in no event shall such percentage be increased above 9.99%, and provided further that any increase of such percentage will not be effective until 61 days after such holder provides us notice of such increase. In addition, the holders will not have the right to convert any portion of a Note, and we will not have the option to pay any amount in shares of common stock, if after giving effect to such conversion or payment, as applicable, the aggregate number of shares issued with respect to the Note would exceed 19.99% of the number of ordinary shares outstanding on the date we issue the Note.

Market for our Note and ordinary shares	Our ordinary shares are traded on the Nasdaq Stock Market under the symbol “CCCL.” There is no established public trading market for the Note and we do not expect a market to develop. We do not intend to apply to list any such notes on any securities exchange.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate and working capital purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference herein (including under Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F) and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

 Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to the Ownership of our Note and Ordinary Shares

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our securities will be used for general corporate and working capital purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-7 of this prospectus supplement for further information.

Future sales or the potential for future sales of our securities may cause the trading price of our ordinary shares to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our ordinary shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our ordinary shares or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional ordinary shares, or securities convertible into or exchangeable or exercisable for ordinary shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our ordinary shares.

There is currently no established trading market for the Note and we do not expect that one will develop.

The Note is a new issue of securities for which there currently is no established trading market. In addition, we do not intend to apply for listing of the Note on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Note and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Note. If an active trading market does not develop or is not maintained, the liquidity of the Note may be adversely affected. In that case, you may not be able to sell your Note at a particular time, or you may not be able to sell your Note at a favorable price.

The Note is unsecured, are effectively subordinated to all of our secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

The Note is unsecured, are effectively subordinated to all of our current or future secured indebtedness to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables. The Note will rank equally with all our future general unsecured obligations, and senior to all of our future debt that is expressly subordinated to the Note. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Note will be available to pay obligations on the Note only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the Note only after all claims senior to the Note, which includes all liabilities of such subsidiary, including trade payables, have been repaid in full. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Note then outstanding.

The sale or availability for sale of ordinary shares issuable upon conversion or repayment of the Note may depress the price of our ordinary shares and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the purchaser of the Note sells shares issued upon conversion or repayment of the Note, the market price of our ordinary shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of ordinary shares upon conversion or repayment of the Note may cause stockholders to sell their shares, which could further contribute to any decline in the price of our ordinary shares. Any downward pressure on the price of our ordinary shares caused by the sale or potential sale of ordinary shares issuable upon conversion or repayment of the Note could encourage short sales by third parties. In a short sale, a prospective seller borrows ordinary shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the ordinary share price will decline, at which time the seller can purchase ordinary shares at a lower price for delivery back to the lender. The seller profits when the ordinary share price declines because it is purchasing ordinary shares at a price lower than the sale price of the borrowed ordinary shares. Such sales could place downward pressure on the price of our ordinary shares by increasing the number of ordinary shares being sold, which could further contribute to any decline in the market price of our ordinary shares.

The holder of the Note will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

The holders of the Note will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but the holder of the Note will be subject to all changes affecting our ordinary shares. For example, if an amendment is proposed to our Company Memorandum, Articles of Association, or our amended and restated certificate of incorporation, requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our ordinary shares as a result of conversion of the holder’s Note or the repayment of the Note in the form of ordinary shares, the holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares .

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $530,000, after deducting estimated offering expenses. We intend to use the net proceeds from the sale of the Note offered hereby for general corporate and working capital purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for the periods indicated ($ in thousands):

	Year ended December 31,
	2015	2014	2013	2012	2011

Ratio of earnings to fixed charges	*	*	*	36	37
Surplus (deficiency) of earnings to fixed charges	$(339,159)	$(13,890)	$(3,697)	$328,763	4400,504

*Earnings for the year ended December 31, 2015, 2014 and 2013 were inadequate to cover fixed charges.

Description of Securities We Are Offering

Ordinary Shares

For a description of the ordinary y shares being offered hereby, please see “Description of Securities” in the accompanying prospectus.

Note

Pursuant to the terms of the Purchase Agreement, we will issue and sell to the purchaser thereunder (the “Purchaser”) our 5% original issue discount convertible promissory note, due January 3, 2018 (the “Note”), in the principal amount of $631,579. The Note will be issued at the closing of this offering which is expected to take place on or about April 4, 2017.

The following description is a summary of the material provisions of the Note and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Note. We urge you to read the Note because it, and not this description, define your rights as a holder of the Note. For purposes of this “Description of Note” section, references to “the Company,” “we,” “us” and “our” refer only to China Ceramics Co. Ltd. and not to its subsidiaries, unless the context requires otherwise.

Ranking

The Note will be our general unsecured obligations and will:

•	rank equally in right of payment with all of our future unsecured indebtedness;
•	be senior in right of payment to any of our future indebtedness that is expressly subordinated to the Note;
•	be effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	be structurally junior to all indebtedness and other liabilities of our current or future subsidiaries.

Maturity Date

The Note will mature on the 9-month anniversary following their issuance, or January 3, 2018, unless earlier converted or redeemed.

Amortization Payments

We have agreed make weekly amortization payments with respect to the Not on specified dates in shares of our ordinary shares, subject to the satisfaction of certain equity conditions and subject to the share issuance limitations (as discussed below), or at our option, in cash. The Note will bear interest at a rate of 5% per annum, payable in weekly installments. At each weekly installment, the Note may be repaid, at our option, in either cash or ordinary shares, subject to the Company’s compliance with certain equity conditions. Each amortization payment shall equal 1/10th of the total principal of the Note, together with interest outstanding thereon. Amortization payments will commence on the 7-month anniversary of the closing of this offering.

Payment in Cash

If we elect to pay all or any portion of a weekly installment in cash, then we must pay to the Purchaser an amount equal to 115% of the principal amount, plus accrued interest.

Payment in Ordinary Shares

The Company will redeem one-tenth (1/10th) of the face amount of the Note and guaranteed interest, with each such payment shall, at the option of the Company, be made in cash or, subject to the Company’s compliance with the equity conditions, in ordinary shares based on the conversion price. Any amount paid in cash made by the Company will be of a ratable amount then outstanding principal amount of the Note and interest multiplied by 115%.

Conversion Price; Adjustments

The Purchaser may convert its Note into ordinary shares at its option at the conversion price which is equal to 85% of the volume weighed average price (VWAP) per common share over the five (5) trading day period prior to each conversion of the Note, subject to $1.00 per share floor price and other conversion limitations to ensure compliance with the Nasdaq Stock Exchange and other applicable laws, rules and regulations. The conversion price of the Note will be subject to adjustment in the event of any stock split, stock dividends, subsequent equity sales, subsequent rights offerings, or fundamental transaction. The Company’s is not required to issue more than 560,000 ordinary shares pursuant to amortization or conversion provisions of the Note, unless it obtains shareholder approval of any additional issuances in compliance with the Nasdaq continued listing requirements.

In addition, under the terms and provisions of the Purchase Agreement, the Purchaser will also be entitled to the right of first refusal for the period of twelve (12) months on any subsequent financings to be conducted by the Company, if any. The Company is also prohibited for a period of ninety (90) days following the date of the Purchase Agreement to engage in any variable rate transactions.

Prepayment

The Note may be prepaid by the Company upon advance written notice by making a cash payment in an amount equal to the sum of the then outstanding principal amount of the Note and any accrued and unpaid interest multiplied by 105% if the prepayment takes place within 60 days of the closing, or by 115% if the prepayment takes place at any time after the 60-day period.

Events of Default

The Note contains standard and customary events of default, including but not limited to: (i) failure to provide shares of common stock upon conversion of a Note; (ii) failure to make payments when due under the Note; and (iii) bankruptcy or insolvency of the Company. If an event of default occurs, the Note will become immediately due and payable, and the interest rate on the Note shall accrue at an additional interest rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law.

Limitations on Issuance

The Purchaser will not have the right to convert any portion of the Note, and we will not have the option to pay any weekly installment payment in ordinary shares to the Purchaser, if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our ordinarily shares outstanding immediately after giving effect to such conversion or payment, as applicable, as such percentage ownership is determined in accordance with the terms of the Note (the “Beneficial Ownership Limitation”). The Purchaser may increase or decrease such percentage to any other percentage upon written notice to us, provided that in no event shall such percentage be increased above 9.99%, and provided further that any increase of such percentage will not be effective until 61 days after such holder provides us notice of such increase. The Company’s is not required to issue more than 560,000 ordinary shares pursuant to amortization or conversion provisions of the Note, unless it obtains shareholder approval of any additional issuances in compliance with the Nasdaq continued listing requirements.

This is a brief summary of the material provisions of the Note does not purport to be a complete statement of its terms and conditions. A copy of the Note will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-10 of this prospectus supplement.

Plan of Distribution

We have agreed to sell directly to the investor all of the securities offered by this prospectus supplement. No underwriters or agents were engaged by us for this transaction. We estimate that the total expenses of this offering that will be paid by us will be approximately $50,000, including up to $25,000 of expenses of the investor that we have agreed to reimburse.

We have entered into the Purchase Agreement directly with the investor in connection with this offering. This agreement contains customary representations, warranties and covenants for transactions of this type. The agreement also provides the investor with a right of first refusal with respect to any future offering, debt purchase or financing transaction for a period of twelve (12) months. These representations, warranties and covenants in the agreement were made solely for purposes of the agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under this agreement. The purchase and sale of the securities offered hereby are registered pursuant to our shelf registration statement on Form F-3 (File No. 333-203216) and as to which this prospectus supplement relates.

This is a brief summary of the material provisions of the securities purchase agreement and does not purport to be a complete statement of its terms and conditions A copy of the securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” on page S-9 of this prospectus supplement.

Legal Matters

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels.

Experts

The financial statements incorporated by reference in this prospectus have been audited by Crowe Horwath (HK) CPA Limited, our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement. We incorporate by reference the documents listed below which have been filed (but not furnished) by us.

We incorporate by reference the documents listed below:

•	our material change reports in connection with the Company’s mid-year unaudited financial information on Form 6-K furnished to the SEC on April 29, May 6, June 3, June 30, September 28, December 20, 2016, respectively and on April 3, 2017;
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC on April 20, 2016; and
•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus supplement, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

(To Prospectus dated October 8, 2015)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 3, 2016

Prospectus

China Ceramics Co., Ltd.

$20,000,000

Shares

Debt securities

Warrants

We may offer and sell shares, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The debt securities and warrants may be convertible into or exercisable or exchangeable for our shares or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed US$20,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any supplement and any free writing prospectus before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder. We may sell the securities through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our shares are listed on the NASDAQ Global Market under the symbol “CCCL”. On October 2, 2015, the closing price of our shares was $0.75 per share.

Investing in our securities involves risks. See “Risk Factors” referenced on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2016.

About This Prospectus

Before you invest in any of our securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process permitted under the Securities Act of 1933, as amended. By using a “shelf” registration statement, we may sell any of our securities from time to time and in one or more offerings. This prospectus only provides you with a summary description of these securities. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;
•	“RMB” and “Renminbi” are to the legal currency of China (see “- Exchange Rate Information” for translations of RMB into U.S. dollars in this prospectus). This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the exchange rate as set forth on December 31, 2014 in the H.10 statistical release of the Federal Reserve Board, which was RMB6.2046 to US$1.00. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all (also see “Risk Factors”). On October 2, 2015, the exchange rate was RMB6.3559 to US$1.00.
•	“shares” are to our shares, par value US$0.001 per share.
•	“US$” and “U.S. dollars” are to the legal currency of the United States.
•	“we,” “us,” “our,” and “China Ceramics” refers to China Ceramics Co., Ltd., a British Virgin Islands company, and its subsidiaries, including Success Winner Limited (“Success Winner”), a British Virgin Islands company and wholly owned subsidiary of China Ceramics, Stand Best Creation Limited (“Stand Best”), a Hong Kong company and wholly owned subsidiary of Success Winner and the entity that wholly owns Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”), a PRC operating company that in turn wholly owns Jiangxi Hengdali Ceramic Materials Co., Ltd. (“Hengdali”), and Fujian Province Hengdali Building Materials Co., Ltd. each a PRC operating company.

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Our Business

We are a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” “HDL” or “Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and ”WULIQIAO” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities operated by Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated by Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province.

Recent Developments

Nasdaq Minimum Bid Price Deficiency Notification

On September 21, 2015, the Company received a written notice (the “Notice) from the Listing Qualifications department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid price requirement of $1.00 set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market. The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the 30 consecutive days ended September 17, 2015, the Company did not meet this requirement. China Ceramics has been provided a 180 day period (or through March 21, 2016) in which to regain compliance. During this period, the closing bid price of the Company’s ordinary shares must be at least $1.00 for a minimum of ten consecutive business days to regain compliance. If the Company does not regain compliance during the initial 180 day period, it may be eligible for an additional grace period if it applies to transfer the listing of its common stock to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company's common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The notification letter has no effect on the listing of the Company’s ordinary shares at this time and the shares will continue to trade on the Nasdaq Global Market under its current trading symbol “CCCL”.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

Securities Being Offered

We may offer and sell shares, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The debt securities and warrants may be convertible into or exercisable or exchangeable for our shares or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed US$20,000,000. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Risk Factors

Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors set forth under the heading “Item 3.D. Risk Factors” in our 2014 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forwardlooking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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Ratio of Earnings to Fixed Charges

A prospectus supplement for an offering of our debt securities or warrants to purchase such securities will include information of our ratio of earnings to fixed charges.

Use of Proceeds

Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for working capital and general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Dividends

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on July 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on July 14, 2014 and January 14, 2015, respectively, to our shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

Our Board of Directors has not yet made a determination as to the Company’s dividend policy for 2015 or the foreseeable future. We continue to monitor a continued slowdown in China’s economy as well as China’s real estate sector which would negatively impact the building materials industry. Further, our management believes that it is likely that difficult market conditions in our business sector will prevail for the rest of the year and for some time beyond. Therefore, our Board will engage in additional deliberations in the future as to our dividend policy. In light of the foregoing, we have no current plans to pay any cash dividends on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Description of Securities

We may issue from time to time, in one or more offerings, shares, debt securities and warrants. We will set forth in the applicable prospectus supplement a description of debt securities and warrants, and, in certain cases, the shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Description of Share Capital

The following description of the material terms of our shares and warrants includes a summary of specified provisions of the Memorandum of Association and Articles of Association. This description is subject to the relevant provisions of the BVI Business Companies Act, 2004 (as amended) and is qualified by reference to our Memorandum of Association and Articles of Association, copies of which are incorporated in this registration statement by reference.

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General

China Ceramics is authorized to issue 51,000,000 shares of US$0.001 par value per share of a single class. As of the date of this filing, 20,430,838 shares are outstanding. The remaining authorized and unissued shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances China Ceramics could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

China Ceramics’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Members of China Ceramics’s Board of Directors serve for indefinite terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. China Ceramics’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares.

Our shares have been listed on the NASDAQ Global Market under the symbols CCCL, since January 18, 2011. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

Directors

The China Ceramics Articles of Association provides only for unanimous written consents of directors. The China Ceramics Articles of Association permit shareholders to remove a sitting director without cause upon a majority vote of the shareholders.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of China Ceramics’ Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified by reference to the full texts of China Ceramics’ Memorandum and Articles of Association.

In general, the anti-takeover provisions of China Ceramics’ Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by China Ceramics’ board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of China Ceramics or a tender offer for all of China Ceramics’ shares. The provisions are designed to discourage any tender offer or other attempt to gain control of China Ceramics in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of China Ceramics in a short time and then impose its will on the remaining shareholders. However, to the extent there provisions successfully discourage the acquisition of control of China Ceramics or tender offers for all or part of China Ceramics’ shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of China Ceramics’ shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of China Ceramics’ shares, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Shareholder Meetings

British Virgin Island law provides that shareholder meetings shall be convened by the board of directors at any time or upon the written request of shareholders holding more than 30% of the votes of the issued and outstanding voting shares of the company. China Ceramics’ Articles of Association provide that annual shareholder meetings for the election of directors may be called only by the directors.

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Number of Directors and Filling Vacancies on the Board of Directors

British Virgin Islands law requires that the board of directors of a company consist of one or more directors and that the number of directors shall be set by the company’s Articles of Association, with a minimum of one director. China Ceramics’ Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the shareholders. Directors may be removed by the shareholders only for cause or without cause on a vote of the members representing a majority of the shares entitled to vote.

Election of Directors

Under British Virgin Islands law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholder meeting may, if they so choose, elect all directors of China Ceramics who are up for election, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders; Action by Written Consent

The China Ceramics Articles of Association will provide for advance notice requirements for shareholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of China Ceramics at its principal executive offices not fewer than 10 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by China Ceramics’ board of directors or by shareholders comprising a majority of the combined voting power of the holders of the then issued and outstanding shares entitled to vote. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

Under the statutory law of the British Virgin Islands, the principal protection of minority shareholders is that shareholders may bring an action to enforce the constituent documents of the company, the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Memorandum and Articles. The company is obliged to hold an annual general meeting and provide for the election of directors. In addition, the BVI Business Companies Act provides that a shareholder may bring an action against the company for a breach of a duty owed by the company to him in his capacity as a shareholder or if he considers that the affairs of the company are being, have been or are likely to be conducted in a manner which is unfairly prejudicial to him.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the case law on British Virgin Islands business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of China Ceramics. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

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Transfer of China Ceramics Securities Upon Death of Holder

Because China Ceramics is a BVI company, the transfer of the securities of China Ceramics, including the shares and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of China Ceramics seek to probate or transfer under letters of administration for the estate issued by a court in the BVI.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the shares of China Ceramics shares, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, (212) 509-4000.

History of Securities Issuances

The following is a summary of our securities issuances during the past three years.

On November 20, 2009, pursuant to the acquisition agreement, we acquired all of the issued and outstanding shares of Success Winner held by Mr. Wong Kung Tok in exchange for US$10.00 and 5,743,320 shares of China Ceramics. In addition, 8,185,763 of our shares were placed in escrow (the “Contingent Shares”) and for release to Mr. Wong Kung Tok in the event certain earnings and stock price thresholds are achieved. Of the Contingent Shares, up to 5,185,763 shares could have been released based on achieving growth in either net earnings before tax or net earnings after tax, following the completion of an annual audit. Additionally, 3,000,000 Contingent Shares could have been released if China Ceramics shares closed at or above certain share price targets for any twenty trading days within a thirty trading day period prior to April 30, 2012. The Contingent Shares were to be released without regard to continued employment and were only contingent on future earnings and the stock price of China Ceramics. On May 24, 2010, the Company issued 1,214,127 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2009. On April 7, 2011, the Company issued 1,794,800 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2010. On April 3, 2012, the Company issued 2,176,836 shares to Mr. Wong Kung Tok based on the audited earnings before tax result for the fiscal year 2011. No further Contingent Shares may be issued to Mr. Wong Kung Tok. The issuance of the Contingent Shares is accounted for as a stock dividend. The share price targets for the issuance of the additional 3,000,000 Contingent Shares were not met by April 30, 2012.

Also, concurrent with the Success Winner Acquisition, the Company purchased an aggregate of 11,193,149 shares from the public stockholders for an aggregate purchase price of approximately RMB752.2 million in transactions intended to assure the successful completion of the business combination. In connection with the closing of the Success Winner Acquisition, the CHAC’s founders forfeited 1,600,000 of their founders’ shares to CHAC for cancellation.

Indemnification of Directors and Officers

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of China Ceramics do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Business Companies Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The Acquisition Agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. China Ceramics is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, China Ceramics and CHAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Description of Debt Securities

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

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The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities, in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Description of Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our shares, or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

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The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the initial offering price;
•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	anti-dilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus. The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the initial offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•	anti-dilution provisions of the debt warrants, if any;
•	redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

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Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

Certain Income Tax Considerations

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Plan of Distribution

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors; or
•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement or free writing prospectus the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement or free writing prospectus naming the underwriter and the nature of any such relationship.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement or a free writing prospectus any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnity them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.

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Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities will be a new issue with no established trading market, other than our shares, which are listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

Legal Matters

We are being represented by Schiff Hardin LLP, Washington, DC with respect to legal matters of United States federal securities and Delaware law. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements incorporated by reference in this prospectus have been audited by Crowe Horwath (HK) CPA Limited, our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Enforceability of Civil Liabilities

Many of our officers and directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

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Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filingswith the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 20, 2015;
•	our material change report in connection with the Company’s mid-year unaudited financial information on Form 6-K furnished to the SEC on October 8, 2015
•	our material change report dated August 19, 2015 in connection with a press release distribution, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on August 19, 2015
•	our material change report dated June 4, 2015 in connection with a press release distribution, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on June 9, 2015; and
•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

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Prospectus

China Ceramics Co., Ltd.

$20,000,000

Shares

Debt securities

Warrants

PROSPECTUS

, 2016

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.